Gilbert Bergsman
Eichler Bergsman & Co., LLP                                 Paul Eichler
Certified  Public Accountants                               Michael E. Silverman
404 Park Avenue South, New York, New York 10016
Tel 212-447-9001 Fax 212-447-9006



March 12,2002



UNITED STATES SECURITIES
 AND EXCHANCE COMMISSION
450 Fifth Street, N.W.
Washington, D.C. 20549

Attn:  Filings
                       Re: In the matter of eSAFFTYWORLD, Inc, (HO-09343)
Gentlemen:

This will confirm that the comments in our letter dated February 27, 2002 to the United States Securities and Exchange Conunission which refer to a draft copy of Form 8-K for the above company should also be deemed to apply to the filed
Form 8-K.

Sincerely yours,


/s/Eichler Bergsman & Co., LLP


Eichler Bergsman & Co., LLP
Certified Public Accountants


cc: Lester Greenberg, Esq.
    Richard Goldberg, Esq.